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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                    --------------

                                       FORM 8-A
                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR 12(g) OF
                         THE SECURITIES EXCHANGE ACT OF l934

                                 HYBRID NETWORKS, INC.
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)

               DELAWARE                                77-02520931
     ----------------------------                 ---------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

          10161 BUBB ROAD
           CUPERTINO, CA                                     95014
        --------------------                               ----------
(Address of principal executive offices)                   (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/


 Securities Act registration statement file number to which this form relates:

                                    333-36001
                                    ---------

       Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE
                                      ----

       Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.001 PAR VALUE
                         ------------------------------
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-36001) as originally filed with the Securities and Exchange Commission on September 19, 1997, as amended October 22, 1997, or as subsequently amended (the "REGISTRATION STATEMENT"), and in the Prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2.  EXHIBITS.

    The following exhibits are filed herewith or incorporated herein by reference:

    Exhibit
    Number       Exhibit Title or Description
    -------      ----------------------------

     3.01 Registrant's currently effective Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the Registration Statement).

     3.02 Form of Registrant's Amended and Restated Certificate of Incorporation effecting stock split (incorporated by reference to Exhibit 3.02 to the Registration Statement).

     3.03 Form of Registrant's Amended and Restated Certificate of Incorporation to be filed immediately following the offering (incorporated by reference to Exhibit 3.03 to the Registration Statement).

     3.04        Registrant's Bylaws (incorporated by reference to Exhibit
                 3.04 to the Registration Statement).

     3.05 Form of Registrant's Amended and Restated Bylaws to be effective immediately following the offering (incorporated by reference to Exhibit 3.05 to the Registration Statement).

     4.01 Form of Specimen Certificate for Registrant's Common Stock (incorporated by reference to Exhibit 4.01 to the Registration Statement).


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     4.02        Amended and Restated Investors Rights Agreement dated as of
                 September 18, 1997, between Registrant and certain investors, as amended October 13, 1997 (incorporated by reference to Exhibit 10.01 to the Registration Statement).

     4.03 Senior Secured Convertible $5.5 Million Debenture Purchase Agreement between Registrant and London Pacific Life & Annuity Company dated April 30, 1997 and related Senior Secured Convertible $5.5 Million Debenture Due 2002 and Security Agreement and Senior Secured Convertible $5.5 Million Debenture Due 2002 transferred to BG Services Limited (incorporated by reference to Exhibit 10.12 to the Registration Statement).

     4.04 Convertible Subordinated Promissory Note Purchase Agreement among Registrant and certain investors dated September 18, 1997, form of Subordinated Convertible Promissory Note and form of Common Stock Purchase Warrants (incorporated by reference to Exhibit 10.13 to the Registration Statement).

    99.01 The description of Registrant's Common Stock set forth under the caption "Description of Capital Stock" on pages 62 through 64 of the Prospectus included in the Registration Statement.


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                                  SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October __, 1997             Hybrid Networks, Inc.



                                     By:  /s/ CARL S. LEDBETTER
                                         -------------------------------------
                                         Carl S. Ledbetter
                                         President and Chief Executive Officer


                                     3
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                               INDEX TO EXHIBITS

Exhibit
Number          Exhibit Title or Description
--------        ----------------------------

  3.01 Registrant's currently effective Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the Registration Statement).

  3.02 Form of Registrant's Amended and Restated Certificate of Incorporation effecting stock split (incorporated by reference to Exhibit 3.02 to the Registration Statement).

  3.03 Form of Registrant's Amended and Restated Certificate of Incorporation to be filed immediately following the offering (incorporated by reference to Exhibit 3.03 to the Registration Statement).

  3.04          Registrant's Bylaws (incorporated by reference to Exhibit
                3.04 to the Registration Statement).

  3.05 Form of Registrant's Amended and Restated Bylaws to be effective immediately following the offering (incorporated by reference to Exhibit 3.05 to the Registration Statement).

  4.01 Form of Specimen Certificate for Registrant's Common Stock (incorporated by reference to Exhibit 4.01 to the Registration Statement).

  4.02 Amended and Restated Investors Rights Agreement dated as of September 18, 1997 between Registrant and certain investors, as amended October 13, 1997 (incorporated by reference to Exhibit 10.01 to the Registration Statement).

  4.03 Senior Secured Convertible $5.5 Million Debenture Purchase Agreement between Registrant and London Pacific Life & Annuity Company dated April 30, 1997 and related Senior Secured Convertible $5.5 Million Debenture Due 2002 and Security Agreement and Senior Secured Convertible $5.5 Million Debenture Due 2002 transferred to BG Services Limited (incorporated by reference to Exhibit 10.12 to the Registration Statement).

  4.04 Convertible Subordinated Promissory Note Purchase Agreement among Registrant and certain investors dated September 18, 1997, form of Subordinated Convertible Promissory Note and form of Common Stock Purchase Warrants (incorporated by reference to Exhibit 10.13 to the Registration Statement).


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 99.01          The description of Registrant's Common Stock set forth under the caption "Description of Capital Stock" on pages 62 through 64 of the Prospectus included in the Registration Statement.